Exhibit 99.1

BRC Inc. Reports Fourth Quarter and Full Year 2021 Financial Results

Beat Expectations for Net Revenue, Increasing 42% in 2021 to $233 million

Increases Full Year 2022 Revenue Outlook to $315 million

SALT LAKE CITY, Utah – March 16, 2022 – BRC Inc. (NYSE: BRCC), a rapidly growing and mission-driven premium coffee company founded to support Veterans, active-duty military, first responders and serve a broad customer base by connecting consumers with great coffee and a unique brand experience, today announced financial results for the fourth quarter and full year 2021.

“Growing customer enthusiasm for our coffee and mission continues to drive strong results as we increase brand awareness. People overwhelmingly want to buy from companies who share their values, and BRCC’s mission is one everyone can get behind,” said BRCC Founder and CEO Evan Hafer. “In the fourth quarter, we reached important milestones, placing BRCC ready-to-drink products in over 42,000 doors; and opening our sixteenth retail Outpost. This growth is important as we begin our journey as a public company, and it is essential to increasing our support for the Veteran, active-duty military, and first responder communities who are essential to everything we do at Black Rifle.”

“Prior to our offering, we were constrained in terms of capital, capacity and leadership talent. The public listing completed on Feb 9th addresses our capital constraint by adding $150 million to our balance sheet. Our RTD capacity situation is improving as we are in advanced discussions with several co-manufacturers that will enable us to address product demand that is currently unmet. We’ve also added new senior leaders to help us maximize our opportunities in the wholesale and outpost channels. We are more confident than ever in our ability to grow this business for the long term.”

Recent Business Highlights

•	Direct to Consumer (DTC) subscribers ended the year at 287,300, a 14% increase from 2020

•	Ready to Drink (RTD) doors grew 300% to 42,370 from 10,600 in 2020

•	Wholesale doors ended 2021 at 2,630, an increase of 127% from 2020

•	Ended the year with 16 Outposts, eight company-owned and eight franchised

Fourth Quarter 2021 Financial Details

•	Net revenue of $71.8 million, an increase of 19.9% year-over-year

•	Gross profit increased 3.0% to $24.7 million or 34.3% of net revenue

•	Net loss of $4.6 million

•	Adjusted EBITDA (non-GAAP) of ($0.3) million

Full Year 2021 Financial Details

•	Net revenue of $233.1 million, an increase of 42.2% year-over-year

•	Gross profit increased 29.2% to $89.7 million or 38.5% of net revenue

•	Net loss of $13.8 million

•	Adjusted EBITDA (non-GAAP) of $0.8 million

Fourth Quarter 2021 Results

Fourth quarter 2021 revenue increased 19.9% to $71.8 million from $59.9 million the fourth quarter of 2020. Direct to Consumer revenue increased 2.9% to $49.6 million compared to $48.3 million in the fourth quarter of 2020. Wholesale revenue increased 74.0% to $17.2 million compared to $9.9 million in the fourth quarter of 2020, and our Outpost revenue increased 181.1% to $5.1 million versus $1.8 million in the fourth quarter of 2020. The year-over-year growth in revenue was primarily driven by the continued growth in our Wholesale revenue channel due to expanding points of distribution and strong retail velocities in addition to the opening of four company owned outposts in Q4 of 2021.

Gross profit increased 3.0% to $24.7 million compared to $24.0 million in the fourth quarter of 2020. Gross margins decreased 570 basis points to 34.3% from 40.0% million for the fourth quarter of 2020. The decrease in gross profit was due to inflationary pressures on product and shipping costs (not yet offset by price increases) as well as product mix shift from our higher margin DTC channel into our Wholesale channel, which is principally comprised of sales of RTD.

Marketing expenses increased 5.8% to $11.1 million from $10.5 million in the fourth quarter of 2020. This increase was driven by increased ad spend to increase brand awareness as well as increased costs for inhouse production of content. As a percentage of revenue, marketing decreased 206 bps to 15.4% versus 17.5% in the fourth quarter of 2020.

Salaries, wages and benefits increased 9.9% to $9.0 million from $8.2 million in the fourth quarter of 2020, primarily due to the building out of the management teams within the outpost and wholesale channels. As a percentage of revenue, salaries, wages and benefits decreased 115bps to 12.5% as compared to 13.7% for the fourth quarter of 2020.

G&A expenses increased 120.5% to $8.7 million compared to $3.9 million in the fourth quarter of 2020. This increase is due primarily to increased technology costs and professional services. As a percentage of revenue, G&A increased 550 basis points to 12.1% compared to 6.6% in the fourth quarter of 2020.

In the fourth quarter of 2021, we had a net loss of $4.6 million and an adjusted EBITDA of ($0.3) million. In the fourth quarter of 2020, net income was $1 million and adjusted EBITDA was $2.5 million.

Financial Outlook

BRC Inc. provides guidance based on current market conditions and expectations for revenue, adjusted EBITDA, which is a non-GAAP financial measure, and new outpost openings.

For the full-year fiscal 2022, the Company expects:

•	Net revenue of $315 million

•	Positive Adjusted EBITDA

•	15 – 20 New Company-owned Outposts

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss), because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

A reconciliation of Adjusted EBITDA, a non-GAAP measure, to net loss, its most comparable financial measure under generally accepted accounting principles in the United States (“GAAP”), together with additional information about Adjusted EBITDA, has been provided below under the heading “Non-GAAP Financial Measures.”

Conference Call

A conference call to discuss the Company’s fourth quarter and full year 2021 results is scheduled for March 16, 2022, at 8:00 a.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relations page of the Company’s website at Black Rifle Coffee Company (BRCC). For those unable to participate in the conference call, a replay will be available after the conclusion of the call on March 16, 2022 through March 23, 2022. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13727120.

About BRC Inc.

Black Rifle Coffee Company (BRCC) is a veteran-founded coffee company serving premium coffee to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting veterans, active-duty military, first responders and the American way of life.

To learn more about BRCC, visit www.blackriflecoffee.com, follow BRCC on social media, or subscribe to Coffee or Die Magazine's daily newsletter at https://coffeeordie.com/presscheck-signup.

Forward-Looking Statements

This press release contains management’s current intentions and expectations for the future, all of which are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Actual results may differ materially due to various factors. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated, including failure to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably and retain our key employees; negative publicity impacting our brand and reputation, which may adversely impact our operating results; failure by us to maintain our message as a supportive member of the veteran and military communities and any other factors which may negatively impact the perception of our brand; our limited operating history, which may make it difficult to successfully execute our strategic initiatives and accurately evaluate future risks and challenges; failed marketing campaigns, which may cause us to incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks related to the use of social media platforms, including dependence on third-party platforms; failure to provide high-quality customer experience, which may impact our brand; decrease in success of the direct to consumer revenue channel; loss of one or more of co-manufacturers; failure to effectively manage or distribute our products through our wholesale business partners; failure by third parties involved in the supply chain of coffee, store supplies or merchandise to produce or deliver products; changes in the market for high-quality Arabica coffee beans and other commodities; fluctuations in costs and availability of real estate, labor, raw materials, equipment, transportation or shipping; loss of confidential data from customers and employees, which may subject us to litigation, liability or reputational damage; failure to successfully compete with other producers and retailers of coffee; failure to successfully open new retail coffee shops; failure to properly manage our rapid growth and relationships with various business partners; failure to protect against software or hardware vulnerabilities; failure to build brand recognition using our intellectual properties; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes; failure to adequately maintain food safety or quality and comply with food safety regulations; failure to successfully integrate into new domestic and international markets; risks related to leasing space subject to long-term non-cancelable leases and with respect to real property; failure of our franchise partners to successfully manage their franchise; failure to raise additional capital to develop the business; risks related to the COVID-19 pandemic, including supply chain disruptions; the loss of one or more of our executive officers and other key employees; failure to hire and retain qualified employees; failure to meet our goal of hiring 10,000 veterans; risks related to unionization of employees; failure to comply with federal state and local laws and regulations; and inability to maintain the listing of our Class A Common Stock on the New York Stock Exchange. For additional information about the factors that could cause actual results to differ materially from forward-looking statements, please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the current reports on Form 8-K filed and the annual report on Form 10-K to be filed. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

Investor Contact

Tanner Doss: IR@BlackRifleCoffee.com

ICR for BRCC: BlackrifleIR@icrinc.com

Media Contact

TrailRunner International for BRCC: Pat Shortridge, (651) 491-6764; pats@trailrunnerint.com

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue, net	$71,848	$59,906	$233,101	$163,909
Cost of goods sold	47,169	35,935	143,414	94,500
Gross profit	24,679	23,971	89,687	69,409
Operating expenses
Marketing and advertising	11,068	10,461	36,358	25,513
Salaries, wages and benefits	8,991	8,185	38,746	24,194
General and administrative	8,689	3,940	26,162	13,922
Total operating expenses	28,748	22,586	101,266	63,629
Income (loss) from operations	(4,069)	1,385	(11,579)	5,780
Other income (expense):
Interest expense	(443)	(233)	(2,033)	(1,047)
Other income (expense), net	(50)	(132)	(55)	(227)
Total other (expense), net	(493)	(365)	(2,088)	(1,274)
Earnings (loss) before income taxes	(4,562)	1,020	(13,667)	4,506
State income tax expense	45	44	178	185
Net income (loss)	$(4,607)	$976	$(13,845)	$4,321

CONSOLIDATED BALANCE SHEETS¹

(in thousands, unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$18,334	$35,232
Accounts receivable, net	7,442	3,629
Inventories	20,872	16,041
Prepaid expenses and other current assets	6,377	2,186
Total current assets	53,025	57,088
Property and equipment, net	31,114	14,714
Identifiable intangibles, net	167	191
Restricted Cash	--	400
Other	2,776	149
Total Assets	$87,082	$72,542
Liabilities and members’ deficit
Current liabilities:
Accounts payable	$17,387	$11,527
Accrued liabilities	22,233	16,063
Deferred revenue and gift card liability	7,334	4,615
Current maturities of long-term debt, net	11,979	866
Current maturities of capital lease obligations	85	469
Total current liabilities	59,018	33,540
Non-current liabilities:
Long-term debt, net	22,712	12,170
Capital lease obligations, net of current maturities	228	727
Other non-current liabilities	334	--
Total non-current liabilities	23,274	12,897
Total liabilities	82,292	46,437
Series A preferred equity, less issuance costs (151,406 and 150,000 units authorized, issued and outstanding as of December 31, 2021 and 2020, respectively)	154,281	128,983
Members’ deficit (18,769 Class A units and 73,890 Class B units authorized, issued and outstanding as of December 31, 2021 and 2020)	(149,491)	(102,878)
Total liabilities, Series A preferred units and members’ deficit	$87,082	$72,542

(1)	This balance sheet is for Authentic Brands for the period ending 12/31/2021. This is pre-close of the transaction with Silver Box Engaged Merger Corp II and does not include any proceeds from the transaction close on 2/9/2022.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Twelve Months Ended December 31,
	2021	2020
Operating activities
Net Income (loss)	$(13,845)	$4,321
Adjustments to reconcile net income (loss) to net cash used in operating
Depreciation and amortization	2,895	1,375
Equity-based compensation	3,204	1,929
Non-employee equity-based compensation	1,492	1,384
Amortization of debt issuance costs	358	133
Loss on extinguishment of debt	726	--
Bad debt expense (recovery)	(51)	195
Loss from equity method investment	--	52
Loss on disposal/sale of property and equipment	70	--
Changes in operating assets and liabilities:
Accounts receivable, net	(3,761)	(2,956)
Inventories	(4,831)	(10,897)
Prepaid expenses and other assets	(5,283)	(1,054)
Accounts payable	4,646	7,032
Accrued liabilities	3,659	6,425
Accrued sales tax	(23)	292
Deferred revenue and gift card liability	2,719	3,315
Other liabilities	334	--
Net cash provided by (used in) operating activities	(7,691)	11,546
Investing activities
Purchase of property and equipment	$(19,287)	$(9,760)
Net cash used in investing activities	(19,287)	(9,760)
Financing activities
Proceeds from issuance of long-term debt, net of cash paid for debt issuance costs of $338 and $591 in 2021 and 2020	$38,402	$16,436
Repayment of long-term debt	(20,058)	(7,333)
Repayment of and restricted cash for capital lease obligations	(1,663)	(451)
Issuance of Series A preferred equity, net of cash paid for issuance costs of $4,897	--	145,103
Payment of Series A preferred dividends	(7,001)	--
Repurchase of member units	--	(125,000)
Repayment of notes receivable from members	--	56
Net Cash provided by provided by financing activities	9,680	28,811
Net increase in cash, cash equivalents, and restricted cash	(17,298)	30,597
Beginning cash, cash equivalents, and restricted cash	35,632	5,035
Ending cash, cash equivalents, and restricted cash	$18,334	$35,632

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(in thousands, unaudited)

	Twelve Months Ended December 31,
	2021	2020
Non-Cash operating activities
Accrued other assets	$750	$--
Deferred transaction costs	1,214	--
Non-cash investing and financing activities
Issuance of Series A preferred unit dividend	$1,406	$--
Accrued Series A preferred equity distribution and related discount	27,510	870
Capital expenditures financing through credit facilities and capital leases	--	6,430
Accrued capital expenditures	803	140
Supplemental cash flow information
Cash paid for state income taxes	$147	$114
Cash paid for interest	$719	$1,007

KEY OPERATING AND FINANCIAL METRICS

(unaudited)

Key Operational Metrics

	Twelve Months Ended December 31,
	2021	2020
DTC Subscribers (thousands)	287,300	252,100
Wholesale Doors	2,630	1,160
RTD Doors	42,370	10,600
Outposts	16	4
Company-owned stores	8	1
Franchise stores	8	3

Revenue by Sales Channel

	Three Months Ended December 31,		Twelve Months Ended December 31,
(sales in thousands)	2021	2020	2021	2020
Revenue by Sales Channel
Direct to Consumer	$49,643	$48,251	$165,299	$137,724
Wholesale	17,153	9,858	55,761	23,351
Outpost	5,052	1,797	12,041	2,834
Total net revenue	$71,848	$59,906	$233,101	$163,909

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with GAAP and certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP or as a substitute for a measure of liquidity. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies. We define EBITDA as net income (loss) before interest, state income taxes, depreciation and amortization expense. We define Adjusted EBITDA as EBITDA, as adjusted for equity-based compensation, system implementation costs, transaction expenses, executive recruiting, severance and sign-on bonus, write-off of site development costs and outpost pre-opening expenses. When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance because it facilitates comparisons of historical performance by excluding non-cash items such as equity-based payments and other amounts not directly attributable to our primary operations, such as the impact of system implementation, acquisitions, disposals, executive searches, executive severance, non-routine investigations, litigation and settlements. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

A reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2021	2020	2021	2020
Net Income (loss)	$(4,607)	$976	$(13,845)	$4,321
Interest Expense	443	233	2,033	1,047
Tax Expense	45	44	178	185
Depreciation and amortization	895	390	2,895	1,375
EBITDA	$(3,224)	$1,643	$(8,739)	$6,928
Equity-based compensation (1)	$934	$663	$4,696	$3,313
System implementation costs (2)	355	52	801	556
Transaction expenses (3)	357	108	1,042	575
Executive recruiting, severance and sign-on bonus (4)	286	--	1,626	357
Write-off of site development costs (5)	429	--	429	--
Outpost pre-opening expenses (6)	585	--	913	166
Adjusted EBITDA	$(278)	$2,466	$768	$11,895

(1)	Represents the non-cash expense of our equity-based compensation arrangements for employees, directors, consultants and wholesale channel partner.

(2)	Represents costs associated with the implementation of our enterprise-wide resource planning (ERP) system.

(3)	Represents expenses related to our business combination and our 2020 preferred equity raise such as legal, accounting, consulting and other fees.

(4)	Represents nonrecurring payments made for executive recruitment and severance that do not represent or relate to operations of core business functions.

(5)	Represents write-off of direct costs incurred related to planned Outpost locations where development efforts were subsequently abandoned.

(6)	Represent costs incurred prior to the opening of an Outpost including labor, rent and utilities, travel and lodging costs, legal fees and training expenses.